Exhibit 32.1

SECTION 1350 CERTIFICATIONS

In connection with the Quarterly Report on Form 10-Q of GateHouse Media, Inc. (the “Company”) for the quarterly period ended September 30, 2008, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), Michael E. Reed, as Chief Executive Officer of the Company, and Mark Maring, as Interim Chief Financial Officer of the Company, each hereby certifies, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002 (“Section 906”), that:

(1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Michael E. Reed
Name:	Michael E. Reed
Title:	Chief Executive Officer
Date:	November 7, 2008

/s/ Mark Maring
Name:	Mark Maring
Title:	Interim Chief Financial Officer
Date:	November 7, 2008

A signed original of this written statement required by Section 906 has been provided to the Company and will be retained by GateHouse Media, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.